UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 14, 2005
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I. (State or Other Jurisdiction of Incorporation)	0-25248 (Commission File No.)	Not Applicable (IRS Employer Identification No.)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of Principal Executive Offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Consolidated Water Co. Ltd. (the “Company”) has entered into five Engagement Agreements with the executive officers listed below under which the Company agreed to employ the executives on the terms summarized below.

Name of Executive	Title	Base Salary	Date of Agreement
Kenneth Crowley	Vice-President of Overseas Operations	US$95,000	January 19, 2005

Gregory S. McTaggart	Vice-President of Cayman Operations	US$105,000	January 18, 2005

Robert Morrison	Vice-President of Purchasing and Information Technology	US$100,000	January 17, 2005

Gerard Pereira	Vice-President of Engineering	US$100,000	January 14, 2005

Brent Santha	Vice-President—Finance and/or Chief Financial Officer (as determined by the Board of Directors of the Company) and Company Secretary	US$115,000 (when serving as Chief Financial Officer); US$100,000 (thereafter, when serving as Vice-President-Finance)	February 1, 2005

The Engagement Agreements contained the following additional terms:

1. Each of the agreements has a two-year term commencing January 1, 2004 at a base salary as set forth above. On or before June 30, 2005, the Chief Executive Officer of the Company may offer to renew each agreement for an additional term not exceeding two years.

2. These agreements replaced previous agreements with the Company. These agreements are summarized below in “Item 1.02. Termination of a Material Definitive Agreement.”

3. The executives are entitled to full medical insurance as generally provided for the Company’s employees for themselves and their spouses and dependents. In addition, the Company has agreed to pay Mr. Santha and his family’s medical insurance for up to three months following termination if his agreement is not renewed. Further, the Company has agreed to provide and pay all operating costs of a motor vehicle suitable for the use of Mr. Pereira.

4. Subject to approval at the Company’s next annual general meeting, each executive will be allowed to participate in the Company’s Employee Share Incentive Plan.

5. The Company will make contributions to a pension scheme of each executive’s choice in the same manner as it does for its other employees on a maximum salary basis of US$72,000 per annum.

6. Each executive’s salary is subject to increase after review by the Board of Directors as of January 1 of each year.

7. For each completed financial year beginning with the financial year 2004, each executive will be paid not later than February 28 a performance bonus equal to 2.5% of the Company’s Incremental Net Profit for that year. For purposes of this calculation, “Incremental Net Profit” means the amount, if any, by which the Company’s net profits (calculated before charging this bonus and before charging dividends or crediting any amount accruing from the re-valuation of the Company’s assets) for the relevant financial year exceeds the highest annual net profit earned by the Company in any prior financial year. In no event may the bonus exceed 40% of each executive’s base salary. The bonus will be paid, at each executive’s election, in (i) cash, (ii) subject to approval by the members of the Company at the Company’s next annual general meeting, in ordinary shares of the Company valued at the market price of such shares as of the close of trading on the last trading day of the prior financial year or (iii) a combination of both. If shareholder approval required under (ii) is not obtained the bonus will be paid entirely in cash.

In addition, notwithstanding the previous paragraph, Mr. Morrison will be entitled to receive for the financial years 2004 and 2005, US$15,000 and US$7,500, respectively, as an advance on his performance bonus for the relevant financial year. This sum will be deducted from the bonus, when calculated. If the bonus for the relevant financial year is less than the amount advanced, the Company will waive repayment of the difference.

Further, the Company has agreed to register for resale all restricted stock of the Company held by Mr. McTaggart, as well as all shares underlying his vested stock options.

8. Each agreement may be terminated by the executive upon six months’ written notice, or may be terminated by the Company for cause or disability.

Item 1.02. Termination of a Material Definitive Agreement.

The new Engagement Agreements replaced previous agreements between the Company and each of the executives. The material terms of these agreements are summarized below.

Mr. McTaggart’s new Engagement Agreement supercedes an employment agreement with Mr. McTaggart dated August 19, 1998. This agreement, as amended, was originally scheduled to expire on August 19, 2001, although it extended automatically each year for an additional one-year term. Under this agreement, Mr. McTaggart was entitled to a base salary of US$76,902. Under the superceded agreement, if the Company terminated Mr. McTaggart without cause, he was entitled to all financial benefits under the agreement for a period of one year. Under the terms of the superceded agreement, Mr. McTaggart was granted an option to purchase that number of ordinary shares which equaled 0.75% of the Company’s net profit for the relevant financial year. The exercise price of these options was amended on December 5, 2003 to be equal to the closing price of the Company’s ordinary shares on December 31 of the relevant financial year. For the year ended December 31, 2003, Mr. McTaggart was granted an option to purchase 31,722 ordinary shares at an exercise price of US$20.05 per share. For the year ended

December 31, 2002, Mr. McTaggart was granted an option to purchase 19,325 ordinary shares at an exercise price of US$11.93 per share. All options granted to Mr. McTaggart expire on the third anniversary of the date of the auditor’s report on the financial statements for the year of grant. As a result of the option grant described above, Mr. McTaggart was no longer eligible to participate in the employee share incentive plan for fiscal years after 1999.

Under the terms of the superseded agreement, Mr. McTaggart was entitled to receive an annual bonus for each completed financial year during which he served in the capacity of Vice President of Operations. The bonus consisted of 2.5% of the amount by which the Company’s net profits for that financial year (before charging that bonus, dividends or crediting any amounts arising from the re-valuation of the Company’s assets) exceeded the highest annual net profits earned by the Company in any prior financial year.

The new Engagement Agreements also supercede existing employment agreements with Messrs. Pereira, Crowley and Morrison each dated February 10, 2003, respectively. Each superseded employment agreement provided for a base salary of US$98,400, US$93,000 and US$115,000 for Messrs. Pereira, Crowley and Morrison, respectively. Under the terms of Mr. Pereira’s superseded employment agreement, he was entitled to receive an annual bonus equal to 0.6% of the sum of the net profits as at the end of each fiscal year of Ocean Conversion (BVI) Ltd. and DesalCo (Barbados) Ltd. (before charging this bonus, dividends or crediting any amounts arising from the re-valuation of those companies’ assets). Under the terms of Mr. Crowley’s superceded employment agreement, he was entitled to an annual bonus of 1.5% of the sum of net profits as at the end of each fiscal year of Waterfields Company Limited and Belize Water Limited (before charging this bonus, dividends or credit in any amounts arising from the re-valuation of those companies’ assets). Ocean Conversion (BVI) Ltd., DesalCo (Barbados) Ltd., Waterfields Company Limited and Belize Water Limited were all predecessors to the Company.

Mr. Santha’s new Engagement Agreement supersedes an existing employment agreement dated December 31, 2002. The superceded agreement expired on January 1, 2005, unless extended by agreement of the parties. In addition to his base salary of US$90,000, Mr. Santha was entitled to an annual bonus as determined at the discretion of the Company and an option to purchase that number of ordinary shares which equaled 0.25% of the Company’s net profit for the relevant financial year. The exercise price of the options to be granted to Mr. Santha was equal to the average of the closing market price of the Company’s ordinary shares on the last trading day of that year. For the year ended December 31, 2003, Mr. Santha was granted an option to purchase 10,483 ordinary shares at an exercise price of US$20.05 per share. All options granted to Mr. Santha expire on the day before the third anniversary of the date of the auditor’s report on the financial statements for the year of the grant.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Title

10.54	Engagement Agreement dated January 14, 2005 between Consolidated Water Co. Ltd. and Kenneth Crowley.

10.55	Engagement Agreement dated January 14, 2005 between Consolidated Water Co. Ltd. and Gregory S. McTaggart.

10.56	Engagement Agreement dated January 14, 2005 between Consolidated Water Co. Ltd. and Robert Morrison.

10.57	Engagement Agreement dated January 14, 2005 between Consolidated Water Co. Ltd. and Gerard Pereira.

10.58	Engagement Agreement dated January 14, 2005 between Consolidated Water Co. Ltd. and Brent Santha.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.
By:	/s/Frederick W. McTaggart
	Name:	Frederick W. McTaggart
	Title:	President and Chief Executive Officer

Date: January 14, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.54	Engagement Agreement dated January 14, 2005 between Consolidated Water Co. Ltd. and Kenneth Crowley.

10.55	Engagement Agreement dated January 14, 2005 between Consolidated Water Co. Ltd. and Gregory S. McTaggart.

10.56	Engagement Agreement dated January 14, 2005 between Consolidated Water Co. Ltd. and Robert Morrison.

10.57	Engagement Agreement dated January 14, 2005 between Consolidated Water Co. Ltd. and Gerard Pereira.

10.58	Engagement Agreement dated January 14, 2005 between Consolidated Water Co. Ltd. and Brent Santha.